Cincinnati Bell First Quarter 2014 Results May 8, 2014

2 Today’s Agenda 2 Strategic Initiatives Ted Torbeck, President & Chief Executive Officer Financial Overview & Segment Results Leigh Fox, Chief Financial Officer Question & Answer

3 Safe Harbor 3 This presentation and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

4 Non GAAP Financial Measures 4 This presentation contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non- GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of Adjusted EBITDA, net debt and free cash flow (including the Company’s definition of these terms) to comparable GAAP financial measures can be found in the earnings release on our website at www.cincinnatibell.com within the Investor Relations section.

Ted Torbeck President & Chief Executive Officer

6 Formula for Success  Continue to Invest in High Demand Strategic Products  Manage Wireless Cash Flows and Profitability  Evaluate Opportunities to Monetize CyrusOne Investment 6  Fioptics  Metro-Ethernet  VOIP  Managed & Professional Services

7 Quarterly Strategic Revenue Growth Managed and Professional Services Wireline - Business Wireline - Consumer 23 24 27 30 32 34 35 37 37 38 25 28 29 30 31 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 ($ in millions) $82 $87 $93 $97 $101 * Revenue results are presented net of intercompany 7

8 Wireless Spectrum Sale  Sale of spectrum license and certain assets valued at approximately $210 million (subject to FCC approval)  Cash proceeds of $194 million  Assumed tower lease liabilities of $16 million  Wireless Adjusted EBITDA expectations for 2014 remain unchanged 8

Leigh Fox Chief Financial Officer

10 180 184 85 102 53 45 (7) (8) Q1 2013 Q1 2014 1 (5) 84 85 5 8 20 18 Q1 2013 Q1 2014 10 First Quarter Financial Summary (excluding CyrusOne) Revenue Adjusted EBITDA  Total revenue of $323 million for Q1 2014, up 4% from prior year  Operating income totaled $57 million, up from $36 million a year ago  Adjusted EBITDA of $106 million for Q1 2014, up 1% after excluding mark-to-market gains on stock- compensation plan indexed to changes in our stock price  Net income for Q1 2014 totaled $7 million resulting in EPS of $0.02 ($ in millions) Wireline Wireless Corporate Eliminations $311 $323 $110 $106 IT Services & Hardware

11 $72 $109 $3 $85 Revenue EBITDA Q1 2014 $57 $119 $4 $84 Revenue EBITDA Q1 2013  Strategic revenue growth in Q1 2014 offset decline from legacy products ‒ Revenue from Fioptics for Q1 2014 totaled $31 million, up 43% from Q1 2013 ‒ Strategic revenue from business customers totaled $40 million (including $2 million of Fioptics revenue) in Q1 2014, up 14% from prior year  Adjusted EBITDA totaled $85 million in Q1 2014, up $1 million from prior year  Adjusted EBITDA Margin for Q1 2014 remained solid at 46%  Access line loss was 7.6%, slightly improved from the prior year 11 ($ in millions) Wireline Revenue and Adjusted EBITDA Integration Revenue Strategic Legacy $180 $184

12 23 32 49 44 Q1 2013 Q1 2014 Strategic Legacy 12 Wireline Consumer Market Growth Consumer Revenues *  Fioptics consumer revenue was $29 million for Q1 2014, up 45% from prior year  440K addresses, or 55% of our total market, are able to upgrade to internet speeds of 10 meg or more  Internet subs totaled 270K, up 10K from prior year ‒ Customers selecting speeds of 10 meg or more totaled 105K at the end of the quarter, up 48% from a year ago. $72 $76 ($ in millions) *Excludes Integration revenue

13 58 78 61 92 43 52 Q1 2013 Q1 2014 Total Fioptics Subscribers Video Subs Internet Subs Voice Subs  288,000 addresses passed with Fioptics - approximately 36% of Greater Cincinnati  Fioptics Penetration: ‒ Internet – 32% ‒ Video – 27% ‒ Voice – 18%  Fioptics monthly ARPU was up approximately 4% from Q1 2013. 2014 ARPUs are as follows: ‒ Internet – $36 ‒ Video – $74 ‒ Voice – $31  Total video churn was 2.4% for the quarter ‒ Single-family churn was 2.2% for Q1 2014 ‒ Apartment churn was 4.0% for Q1 2014 13 Fioptics Highlights (in thousands)  Fioptics subscribers increased by 35% compared to 2013 ‒ 78K video subs; 3,300 net activations in the quarter ‒ 92K internet subs; 5,900 net activations in the quarter

14 34 40 70 65 Q1 2013 Q1 2014 Strategic Legacy 14 Wireline Business and Carrier Markets Revenue Strategic and Legacy Revenue*  Strategic revenue increased 14% over prior year ‒ Commercial business revenue totaled $29 million (including $2 million of Fioptics revenue), up 10% ‒ Carrier revenue totaled $11 million, up 25%  Expanded fiber footprint in 2014 ‒ Built 200 fiber route miles to date in 2014, fiber network now spanning approximately 5,900 route miles $104 $105 ($ in millions) *Excludes Integration revenue

15 $33 $69 $8 Revenue EBITDA Q1 2014 $27 $58 $4 Revenue EBITDA Q1 2013 15 IT Services & Hardware Revenue and Adjusted EBITDA ($ in millions)  Revenue of $102 million for Q1 2014, up 21% from Q1 2013 ‒ Telecom & IT Equipment revenue of $68 million for Q1 2014 was up 19% from Q1 2013 ‒ Strategic Managed and Professional Services revenue totaled $33 million for Q1 2014, was up 22% from prior year  Adjusted EBITDA margin was 8%, up from 5% last year Integration Revenue Strategic Revenue $85 $102

16 $53 $45 $20 $18 16 Wireless Revenue & Adjusted EBITDA ($ in millions)  Postpaid revenue decreased by $7 million, or 18% in Q1 2014 from Q1 2013 due to declining subscriber base ‒ Postpaid ARPU was $53.45 in Q1 2014, up 4% from prior year ‒ Churn was 2.8% for Q1 2014, up from 2.6% in Q1 2013  Prepaid revenue decreased by $1 million or 6% in Q1 2014 from a year ago ‒ Prepaid ARPU of $26.66 in Q1 2014 was flat compared to prior year ‒ Churn was 6.3% for Q1 2014, up from 5.7% in Q1 2013  Adjusted EBITDA margin was 39% for Q1 2014, up from 38% in prior year Revenue EBITDA Revenue EBITDA Q1 2013 Q1 2014

17 Free Cash Flow 17 ($ in millions) Q1 2014 Adjusted EBITDA 106$ Interest Payments (36) Capital Expenditures (34) Pension and OPEB Payments (8) Dividends from CyrusOne 7 Working Capital and Other (26) Free Cash Flow 9$ Free cash flow results are in-line with management’s expectation and components are consistent with previous communication.

18 Q1 2014 Capital Expenditures and Full Year 2014 18 Q1 2014 % of Q1 Spend Low High Construction 6$ 18% 42$ 42$ Installation 3 9% 25 27 Value added 2 6% 8 11 Strategic Fioptics 11$ 33% 75$ 80$ Strategic Other 9 26% 45 50 Total Strategic Investment 20$ 59% 120$ 130$ Maintenance 8 23% 50 50 Wireless 6 18% 10 10 Total 34$ 100% 180$ 190$ Full Year 2014 ($ in millions)

Appendix

CBB Consolidated Results

Cincinnati Bell℠

($ in millions, except per share amounts)	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	Change $	Change %
Revenue	$ 322.5	$ 325.7	$ (3.2)	(1)%
Costs and expenses				
Cost of services and products	166.2	162.4	3.8	2%
Selling, general and administrative	55.4	53.1	2.3	4%
Depreciation and amortization	46.9	50.6	(3.7)	(7)%
Transaction-related compensation	-	35.5	(35.5)	n/m
Restructuring charges	-	2.6	(2.6)	n/m
Loss on sale or disposal of assets	-	2.5	(2.5)	n/m
Amortization of deferred gain	(3.6)	(0.6)	(3.0)	n/m
Transaction costs	0.7	0.4	0.3	75%
Operating income	56.9	19.2	37.7	n/m
Interest expense	40.3	47.9	(7.6)	(16)%
(Income) loss from CyrusOne equity method investment	(0.5)	1.9	(2.4)	n/m
Other expense (income), net	0.6	(0.3)	0.9	n/m
Income (loss) before income taxes	16.5	(30.3)	46.8	n/m
Income tax expense	9.5	6.4	3.1	48%
Net income (loss)	7.0	(36.7)	43.7	n/m
Preferred stock dividends	2.6	2.6	-	0%
Net income (loss) applicable to common shareowners	$ 4.4	$ (39.3)	$ 43.7	n/m
Basic and diluted earnings (loss) per common share	$ 0.02	$ (0.19)		

* Results for 2013 only include CyrusOne's results through January 23, 2013. Effective January 24, 2013, the date of completion of CyrusOne's IPO, the Company accounts for CyrusOne as an equity method investment, and therefore does not consolidate the CyrusOne results of operations in the total company or segment results.

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21 Revenue Classifications 21 Voice STRATEGIC LEGACY INTEGRATION Fioptics Voice Switched Access Digital Trunking Data Fioptics Internet DWDM DSL (> 10 meg) Metro-Ethernet Dedicated Internet DSL (< 10 meg) Dial up Internet TDM DSO, DS1, DS3 Long Distance/ VoIP VoIP Private Line MPLS Audio Conferencing Managed/ Professional Services Managed Services - Monitoring/Management - Data Storage - Data Security - Virtual Data Center Professional Services - Staff Augmentation - IT Consulting Telecom & IT Equipment Hardware Installation Maintenance Maintenance Information Services Long Distance Entertainment Fioptics Video

22 Wireline IT S&H Wireless Total Eliminations Total Strategic Voice - local service 4.5$ -$ -$ Entertainment 16.9 - - Data 35.1 - - Long distance and VoIP 13.8 - - Other 1.3 - - Managed & Professional Services - 32.9 - Hardware - - - Total Strategic 71.6 32.9 - 104.5 (3.5) 101.0 Legacy Voice - local service 46.9$ -$ -$ Entertainment - - - Data 47.9 - - Long distance and VoIP 12.3 - - Other 2.1 - - Managed & Professional Services - - - Hardware - - - Total Legacy 109.2 - - 109.2 (2.6) 106.6 Integration Voice - local service 1.7$ -$ -$ Entertainment 0.1 - - Data - - - Long distance and VoIP 0.8 - - Other 0.2 - - Managed & Professional Services - 1.1 - Hardware - 67.9 - Total Integration 2.8 69.0 - 71.8 (1.1) 70.7 Wireless - - 44.7 44.7 (0.5) 44.2 Total Revenue 183.6$ 101.9$ 44.7$ 330.2$ (7.7)$ 322.5$ Eliminations 4.1 3.1 0.5 7.7 179.5$ 98.8$ 44.2$ 322.5$ Q1 2014 22 Revenue – MD&A Q1 2014 Strategic, Legacy and Integration ($ in millions)

23 Wireline IT S&H Wireless Total Eliminations Total Strategic Voice - local service 4.1$ -$ -$ Entertainment 12.0 - - Data 27.5 - - Long distance and VoIP 12.4 - - Other 1.1 - - Managed & Professional Services - 27.1 - Hardware - - - Total Strategic 57.1 27.1 - 84.2 (2.9) 81.3 Legacy Voice - local service 53.6$ -$ -$ Entertainment - - - Data 50.6 - - Long distance and VoIP 13.4 - - Other 1.7 - - Managed & Professional Services - - - Hardware - - - Total Legacy 119.3 - - 119.3 (3.1) 116.2 Integration Voice - local service 1.8$ -$ -$ Entertainment - - - Data - - - Long distance and VoIP 1.1 - - Other 0.4 - - Managed & Professional Services - 0.5 - Hardware - 56.9 - Total Integration 3.3 57.4 - 60.7 (0.4) 60.3 Wireless - - 53.3 53.3 (0.6) 52.7 Total Revenue 179.7$ 84.5$ 53.3$ 317.5$ (7.0)$ 310.5$ Eliminations 4.4 2.0 0.6 7.0 175.3$ 82.5$ 52.7$ 310.5$ Q1 2013 23 Revenue – MD&A Q1 2013 Strategic, Legacy and Integration ($ in millions)

24 24 in millions, except for Leverage ratio As of Mar 31, 2014 Net Debt 2,252.0$ CONE shares owned by CBB 44,476,835 Less: CBB Equity value of CONE shares 926.5 CONE stock price (Mar 31) 20.83$ Adjusted Net Debt 1,325.5 CBB Equity value of CONE shares 926,452,473$ EBITDA Guidance 383.0 Unadjusted Leverage 5.9x Adjusted Leverage 3.5x CBB Equity Value of CONE Shares Leverage Ratio